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EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. 1350

        In connection with the annual report on Form 10-K for the period ended June 30, 2011 (the "Report") of Prospect Capital Corporation (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof, I, John F. Barry III, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JOHN F. BARRY III Name: John F. Barry III Date: August 29, 2011

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Prospect Capital Corporation and will be retained by Prospect Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. 1350